UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2020

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Designation of Fred Hand as Principal and Chief Operating Officer

Fred Hand, currently Chief Customer Officer/Principal of Burlington Stores, Inc. (the “Company”), has been designated Principal and Chief Operating Officer, effective as of July 20, 2020.

Mr. Hand, 56, has served as the Company’s Chief Customer Officer/Principal since January 2017 and is responsible for managing the Company’s stores and real estate organizations. From the commencement of his employment in February 2008 through January 2017, Mr. Hand served as the Company’s Executive Vice President of Stores.  Prior to joining the Company, Mr. Hand served as Senior Vice President, Group Director of Stores of Macy’s, Inc. from March 2006 to February 2008. From 2001 to 2006, Mr. Hand served as Senior Vice President, Stores and Visual Merchandising of Filene’s Department Stores. Mr. Hand held various other positions at The May Department Stores Company from 1991 to 2001, including Area Manager, General Manager, and Regional Vice President.

Amendment of Employment Agreement with Joyce Manning Magrini

On July 22, 2020, Burlington Coat Factory Warehouse Corporation (“BCFWC”), a wholly-owned subsidiary of the Company, entered into Amendment No. 3 (the “Amendment”) to that certain Employment Agreement with Joyce Manning Magrini, the Company’s Executive Vice President - Human Resources, dated as of October 13, 2009 (as amended, the “Employment Agreement”).  The Amendment provides for continued service by Ms. Magrini until December 31, 2020, or such later date as may be agreed to by the parties and which does not extend beyond May 31, 2021 (the “Expiration Date”).  Following the Expiration Date, Ms. Magrini will provide consulting services until May 31, 2021 (the “Consulting Period Expiration Date,” and the period from the Expiration Date to the Consulting Period Expiration Date, the “Consulting Period”) at a mutually agreed upon hourly rate.  Ms. Magrini will remain eligible for an annual bonus under the Company’s Senior Management Bonus Plan for performance through the Expiration Date, to the extent targets thereunder are achieved for such year, pro-rated based on the number of days of such fiscal year on which Ms. Magrini was employed prior to the Expiration Date.  Ms. Magrini will continue to vest in her outstanding option awards, with the unvested portion of her outstanding option awards as of the Consulting Period Expiration Date eligible for the retirement pro-rata vesting treatment as specified in her 2019 option award agreement.  The vesting of Ms. Magrini’s outstanding performance and time-based restricted stock unit awards, as well as Ms. Magrini’s outstanding restricted stock awards, will be governed by the terms of the applicable award agreements.  In addition, Ms. Magrini remains eligible to receive severance benefits in accordance with the terms of the Employment Agreement for a termination by BCFWC without cause or by Ms. Magrini for good reason, in each case, prior to the Expiration Date.

The foregoing summary of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement, dated July 22, 2020, by and between Burlington Coat Factory Warehouse Corporation and Joyce Manning Magrini.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC. /s/ David Glick
David Glick
Senior Vice President of Investor Relations and Treasurer

Date: July 24, 2020